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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 633,349 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the consolidated financial statements of REMEC, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





San Diego, California
April 16, 1997